UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

On July 22, 2020, Joseph T. Ryerson & Son, Inc. (“JT Ryerson”), a wholly-owned subsidiary of Ryerson Holding Corporation (the “Company”), entered into an indenture (the “Indenture”) with the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent, in connection with JT Ryerson’s previously announced offering of $500,000,000 aggregate principal amount of its 8.50% Senior Secured Notes due 2028 (the “2028 Notes”).

The net proceeds from the issuance of the 2028 Notes, along with available cash, will be used to (i) effect a redemption of all of JT Ryerson’s 11.00% Senior Secured Notes due 2022 (the “2022 Notes”), and a satisfaction and discharge of the indenture governing the 2022 Notes and (ii) pay related transaction fees, expenses and premiums.

The 2028 Notes are guaranteed by the Company as well as certain subsidiaries of the Company. The 2028 Notes and the related guarantees are secured by a first-priority security interest in substantially all of JT Ryerson’s and each guarantor’s present and future assets located in the United States (other than receivables, inventory, money, deposit accounts and related general intangibles, certain other assets and proceeds thereof), subject to certain exceptions and customary permitted liens. The 2028 Notes and the related guarantees will also be secured on a second-priority basis by a lien on the assets that secure JT Ryerson’s and the Company’s obligations under their senior secured asset based revolving credit facility. The 2028 Notes will mature on August 1, 2028. Interest on the 2028 Notes will be payable on February 1 and August 1 of each year, beginning on February 1, 2021.

The 2028 Notes will be redeemable, in whole or in part, at any time on or after August 1, 2023 at certain redemption prices. The redemption price for the 2028 Notes if redeemed during the twelve months beginning (i) August 1, 2023 is 104.250%, (ii) August 1, 2024 is 102.125%, and (iii) August 1, 2025 and thereafter is 100.000%. JT Ryerson may also redeem some or all of the 2028 Notes before August 1, 2023 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium. In addition, JT Ryerson may redeem up to 40% of the outstanding 2028 Notes before August 1, 2023 with the net cash proceeds from certain equity offerings at a price equal to 108.5% of the principal amount of the notes, plus accrued but unpaid interest, if any, to, but not including, the redemption date. Furthermore, JT Ryerson may redeem the 2028 Notes at any time and from time to time prior to August 1, 2023 during each twelve month period commencing on July 22, 2020 in an aggregate principal amount equal to up to 10.0% of the original aggregate principal amount of the 2028 Notes at a redemption price of 103.0%, plus accrued and unpaid interest, if any, to, but not including, the redemption date. JT Ryerson may also redeem the 2028 Notes at any time prior to August 1, 2022 in an aggregate principal amount equal to $100.0 million on a one-time basis from the net cash proceeds received from the sale of real property, at a redemption price of 104.0% plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, JT Ryerson may be required to make an offer to purchase the 2028 Notes upon the sale of certain assets or upon a change of control.

The offering of the 2028 Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the 2028 Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The 2028 Notes were sold to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and non-U.S. persons outside the United States under Regulation S under the Securities Act.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On July 22, 2020, JT Ryerson distributed an irrevocable notice of redemption to the holders of its 2022 Notes. The redemption of all of JT Ryerson’s outstanding 2022 Notes is scheduled to occur on August 21, 2020. On July 22, 2020, JT Ryerson satisfied and discharged the indenture governing the 2022 Notes.

The Company issued a press release relating to the closing of the offering of the 2028 Notes and the distribution by JT Ryerson of the notice of redemption to the holders of the 2022 Notes. That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as if set forth in full.

Neither the press release nor this Current Report on Form 8-K is an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
4.1	Indenture, dated as of July 22, 2020, by and among Joseph T. Ryerson & Son, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent

99.1	Ryerson Holding Corporation press release dated July 22, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020

RYERSON HOLDING CORPORATION

By:	/s/ Molly D. Kannan
Name:	Molly D. Kannan
Title:	Interim Principal Financial Officer, Chief Accounting Officer and Controller